Exhibit 99.1 Press Release

Chembio to Host Conference Call to Discuss
Marketing Partner Agreements for Rapid HIV Tests

NEW YORK--(BUSINESS WIRE)--October. 5, 2006--Chembio Diagnostics, Inc. (OTCBB:CEMI - News) will host a conference call on Tuesday, October 10th at 4:30pm EST. The call will be held to discuss the marketing partner agreements, for their rapid HIV tests, and financing that was announced earlier today. A live web cast can be accessed by clicking on the following link http://www.vcall.com/IC/CEPage.asp?ID=109970. A recording of this web cast can also be accessed using the same link.

ABOUT CHEMBIO
Chembio Diagnostics, Inc., a developer and manufacturer of rapid diagnostic tests for infectious diseases, is on the frontlines of the global battle against the AIDS pandemic. The Company has received marketing approval from the FDA for its SURE CHECK(R) HIV 1/2 and HIV 1/2 STAT-PAK(TM) rapid tests. The Company also manufactures rapid tests for veterinary Tuberculosis and Chagas Disease, and has developed a patent-pending technology, the Dual Path Platform (DPP(TM)), for its next generation HIV and other rapid tests. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
The Investor Relations Group
Investors:
James Carbonara, 212-825-3210
or
Media:
Susan Morgenbesser, 212-825-3210

Source: Chembio Diagnostics, Inc.